Tyler Technologies Reports Earnings for Fourth Quarter 2021

Total revenues grew 53%; organic revenue increased 9.2%

PLANO, Texas – February 16, 2022 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the fourth quarter ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights:

•Total revenues were $433.5 million, up 53.0% from $283.3 million for the fourth quarter of 2020. On an organic basis, revenues grew 9.2%. Non-GAAP total revenues were $434.2 million, up 53.2% from $283.4 million for the fourth quarter of 2020. On an organic basis, non-GAAP revenues grew 9.2%.
•Recurring revenues from maintenance and subscriptions were $347.2 million, up 63.4% from $212.4 million for the fourth quarter of 2020, and comprised 80.1% of fourth quarter 2021 revenues, up from 75.0% for the fourth quarter of 2020. On an organic basis, recurring revenues were $233.0 million, up 9.7%.
•Subscription revenue and software services revenues included a total of $16.6 million from NIC's TourHealth and COVID-related initiatives, the majority of which are expected to wind down in the first half of 2022.
•Operating income was $48.1 million compared to $48.0 million for the fourth quarter of 2020. Non-GAAP operating income was $102.5 million, up 34.2% from $76.4 million for the fourth quarter of 2020.
•Net income was $54.8 million, or $1.29 per diluted share, up 1.3% from $54.1 million, or $1.29 per diluted share, for the fourth quarter of 2020. Non-GAAP net income was $74.3 million, or $1.75 per diluted share, up 27.4% from $58.3 million, or $1.39 per diluted share, for the fourth quarter of 2020.
•Cash flows from operations were $115.0 million, up 29.6% from $88.8 million for the fourth quarter of 2020. Free cash flow was $95.1 million, up 13.7% from $83.7 million for the fourth quarter of 2020.
•Adjusted EBITDA was $110.3 million, up 32.6% from $83.2 million for the fourth quarter of 2020.
•Software subscription arrangements comprised approximately 77% of total new software contract value for the fourth quarter, compared to approximately 73% for the fourth quarter of 2020.
•Subscription bookings for the fourth quarter added $14.8 million in annual recurring revenue.
•Annualized non-GAAP recurring revenues were $1.39 billion, up 63.7% from $849.8 million for the fourth quarter of 2020.

Full Year 2021 Financial Highlights:

•Total revenues were $1.592 billion, up 42.6% from $1.117 billion in 2020. On an organic basis, revenues grew 8.9%. Non-GAAP total revenues were $1.595 billion, up 42.7% from $1.117 billion in 2020. On an organic basis, non-GAAP revenues grew 8.8%.

Tyler Technologies Reports Earnings
For Fourth Quarter 2021
February 16, 2022

•Recurring revenues from maintenance and subscriptions were $1.259 billion, up 53.8% from $818.2 million in 2020, and comprised 79.1% of 2021 revenues, up from 73.3% in 2020. On an organic basis, recurring revenues were $906.2 million, up 10.8%.
•Subscription revenue and software services revenues included a total of $75.0 million from NIC's TourHealth and other COVID-related initiatives, the majority of which are expected to wind down in the first half of 2022.
•Operating income was $180.7 million, up 4.5% from $172.9 million in 2020. Non-GAAP operating income was $405.5 million, up 35.4% from $299.5 million in 2020.
•Net income was $161.5 million, or $3.82 per diluted share, down 17.1% from $194.8 million, or $4.69 per diluted share in 2020. Non-GAAP net income was $296.5 million, or $7.02 per diluted share, up 29.3% from $229.3 million, or $5.52 per diluted share in 2020.
•Cash flows from operations were $371.8 million, up 4.7% from $355.1 million in 2020. Free cash flow was $316.1 million, down 3.2% from $326.6 million in 2020.
•Adjusted EBITDA was $435.7 million, up 33.6% from $326.0 million in 2020.
•Software subscription arrangements comprised approximately 71% of total new software contract value in 2021, compared to approximately 62% in 2020.
•Subscription bookings in 2021 added $59.0 million in annual recurring revenue.
•Total backlog was a new high of $1.796 billion, up 12.6% from $1.595 billion at December 31, 2020.

“Our fourth quarter results were in line with our expectations and continued the positive momentum from the first three quarters to provide a strong finish to 2021,” said Lynn Moore, Tyler’s president and chief executive officer. “We're pleased that revenue growth continued to rebound, even as we experience revenue headwinds from the ongoing shift of new business to our SaaS model. Total revenues grew 53% with the inclusion of NIC and other acquisitions and organic revenue growth was a solid 9.2%. Recurring revenues continue to be very strong and represented just over 80% of total revenues, as subscriptions revenues grew 144% in total and just under 23% organically. This marked our 64th consecutive quarter of double-digit subscription revenue growth.

"NIC continued to perform well in the fourth quarter. As expected, COVID-related revenues of $16.6 million in the fourth quarter declined sequentially from approximately $43 million in the third quarter of 2021. These were slightly above our expectations as revenues from a new initiative supporting rent relief programs in Virginia came online. Excluding COVID-related revenues, NIC's core revenues grew 7.5% over last year.

"Cash flows from operations and free cash flow both had strong double-digit growth. During the fourth quarter, we repaid $87.5 million of our term debt, bringing our total repayment of debt incurred with the NIC acquisition to $395 million.

"The positive trends in public sector market activity experienced in recent quarters continued in the fourth quarter, as proposal and other sales activities are generally at or above pre-COVID levels. Bookings in the fourth quarter totaled approximately $464 million, up 39.3% over the fourth quarter of 2020; excluding NIC, bookings grew 4.2%. For the full year, bookings were approximately $1.8 billion, up 41.6%, and, excluding NIC, were approximately $1.4 billion, growing 11.7%.

Tyler Technologies Reports Earnings
For Fourth Quarter 2021
February 16, 2022

"Our enthusiasm around NIC and the other acquisitions we completed in 2021 remains very high. NIC's financial performance exceeded our expectations throughout the year, and their team continues to execute at a very high level. We've already seen several examples of our ability to leverage each business's client base to drive incremental joint sales, and the pipeline of those opportunities continues to grow. We're also pleased to expand NIC's portfolio of software solutions through the acquisition of US eDirect on February 8, 2022. US eDirect's market-leading SaaS solutions for the fast-growing campground and outdoor recreation management market complement our existing strength in the hunting and fishing license market and will allow us to create an "all-in-one" outdoor solution. This will address an estimated $2 billion market while expanding our payments opportunity.

"As we turn to 2022, we are excited about the opportunities ahead of us, and particularly about our accelerated move to the cloud. Our focus continues to be on strategic activities around our cloud transition on several fronts. Those activities include taking a clear cloud-first approach to new sales, with a growing number of our products now offered only in the cloud. Even with an expected increase in the SaaS mix of new business, our 2022 revenue growth outlook is quite strong.

"We're also on track with our development projects to optimize our products for more efficient deployment in the cloud, as we migrate from our proprietary data centers to AWS. Despite creating short-term pressure on revenue growth and margins as we replace one-time license revenue with more valuable long-term recurring SaaS revenue, and absorb "bubble costs" associated with the cloud transition and the migration from our internal data centers to AWS, we believe the acceleration of this strategy is creating significant long-term value for shareholders and clients," added Moore.

Guidance for 2022

As of February 16, 2022, Tyler Technologies is providing the following guidance for the full year 2022:

•GAAP and non-GAAP total revenues are both expected to be in the range of $1.830 billion to $1.870 billion.
•Total revenues are expected to include approximately $36 million of COVID-related revenues from NIC's TourHealth and rent relief services. Revenues from TourHealth are expected to continue through the first half of 2022, while revenues from the rent relief program are expected to continue throughout the year.
•GAAP diluted earnings per share are expected to be in the range of $4.09 to $4.26 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $7.41 to $7.58.
•Interest expense is expected to be approximately $20 million, including approximately $5 million of amortization of debt discounts and issuance costs.
•Pretax non-cash, share-based compensation expense is expected to be approximately $105 million.
•Research and development expense is expected to be in the range of $97 million to $100 million.
•Fully diluted shares for the year are expected to be in the range of 42.5 million to 43.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately 16% after discrete tax items including approximately $24 million of discrete tax benefits related to share-based compensation.

Tyler Technologies Reports Earnings
For Fourth Quarter 2021
February 16, 2022

•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $65 million to $70 million, including approximately $7 million related to real estate and approximately $36 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $155 million, including approximately $108 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation
Non-GAAP diluted earnings per share excludes the estimated full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $105 million, and amortization of acquired software and intangible assets of approximately $108 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $24 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, February 17, 2022 at 10:00 a.m. ET to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/sreg/10162869/f08f6507a0. Registered participants will receive an email with a calendar reminder and dial-in number and PIN that will allow them to listen to the call live.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through February 24, 2022. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 3638654.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 37,000 successful installations across more than 12,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list and Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Tyler Technologies Reports Earnings
For Fourth Quarter 2021
February 16, 2022

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and incremental costs associated with COVID-19.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in

Tyler Technologies Reports Earnings
For Fourth Quarter 2021
February 16, 2022

connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

22-7

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Software licenses and royalties	$19,242	$17,465	$74,452	$73,164
Subscriptions	229,456	93,997	784,435	350,648
Software services	53,790	42,676	209,391	186,409
Maintenance	117,721	118,409	474,287	467,513
Appraisal services	7,912	5,274	27,788	21,127
Hardware and other	5,416	5,464	21,934	17,802
Total revenues	433,537	283,285	1,592,287	1,116,663

Software licenses and royalties	1,726	292	5,877	3,339
Acquired software	12,918	7,964	45,601	31,962
Software services, maintenance and subscriptions	223,123	128,557	799,158	510,504
Appraisal services	5,509	4,150	19,061	15,945
Hardware and other	3,101	3,653	12,946	12,401
Total cost of revenues	246,377	144,616	882,643	574,151

Gross profit	187,160	138,669	709,644	542,512

Selling, general and administrative expenses	101,036	62,736	390,579	259,561
Research and development expense	24,238	22,411	93,481	88,363
Amortization of customer and trade name intangibles	13,834	5,486	44,849	21,662
Operating income	48,052	48,036	180,735	172,926
Interest expense	(4,987)	(257)	(23,298)	(1,013)
Other income, net	295	633	1,544	3,129
Income before income taxes	43,360	48,412	158,981	175,042
Income tax provision	(11,422)	(5,682)	(2,477)	(19,778)
Net income	$54,782	$54,094	$161,458	$194,820

Earnings per common share:
Basic	$1.33	$1.34	$3.95	$4.87
Diluted	$1.29	$1.29	$3.82	$4.69

Weighted average common shares outstanding:
Basic	41,126	40,404	40,848	40,035
Diluted	42,536	41,925	42,244	41,526

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of non-GAAP total revenues
GAAP total revenues	$433,537	$283,285	$1,592,287	$1,116,663
Non-GAAP adjustments:
Add: Write-downs and adjustments to acquisition-related deferred revenue	639	45	2,678	478
Add: Amortization of acquired subleases	—	78	—	313
Non-GAAP total revenues	$434,176	$283,408	$1,594,965	$1,117,454

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$187,160	$138,669	$709,644	$542,512
Non-GAAP adjustments:
Add: Write-downs and adjustments to acquisition-related deferred revenue	639	45	2,678	478
Add: Amortization of acquired leases	—	78	—	313
Add: Share-based compensation expense included in cost of revenues	6,493	4,949	23,705	18,125
Add: Amortization of acquired software	12,918	7,964	45,601	31,962
Non-GAAP gross profit	$207,210	$151,705	$781,628	$593,390
GAAP gross margin	43.2%	49.0%	44.6%	48.6%
Non-GAAP gross margin	47.7%	53.5%	49.0%	53.1%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$48,052	$48,036	$180,735	$172,926
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	639	45	2,678	478
Add: Amortization of acquired leases	—	78	—	313
Add: Share-based compensation expense	24,366	13,253	104,726	67,365
Add: Employer portion of payroll tax related to employee stock transactions	1,876	703	3,437	3,294
Add: Acquisition related costs	777	—	23,495	—
Add: COVID-19 incremental costs	—	810	—	1,537
Add: Amortization of acquired software	12,918	7,964	45,601	31,962
Add: Amortization of customer and trade name intangibles	13,834	5,486	44,849	21,662
Non-GAAP adjustments subtotal	54,410	28,339	$224,786	$126,611
Non-GAAP operating income	$102,462	$76,375	$405,521	$299,537
GAAP operating margin	11.1%	17.0%	11.4%	15.5%
Non-GAAP operating margin	23.6%	26.9%	25.4%	26.8%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$54,782	$54,094	$161,458	$194,820
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	54,410	28,339	224,786	126,611
Add: Acquisition related costs in interest expense	—	—	6,407	—
Less: Tax impact related to non-GAAP adjustments	(34,887)	(24,102)	(96,119)	(92,175)
Non-GAAP net income	$74,305	$58,331	$296,532	$229,256
GAAP earnings per diluted share	$1.29	$1.29	$3.82	$4.69
Non-GAAP earnings per diluted share	$1.75	$1.39	$7.02	$5.52

Detail of share-based compensation expense
Cost of software services, maintenance and subscriptions	$6,493	$4,949	$23,705	$18,125
Selling, general and administrative expenses	17,873	8,304	81,021	49,240
Total share-based compensation expense	$24,366	$13,253	$104,726	$67,365

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$54,782	$54,094	$161,458	$194,820
Amortization of customer and trade name intangibles	13,834	5,486	44,849	21,662
Depreciation and amortization included in
Cost of revenues, SG&A and other expenses	22,360	14,965	77,651	58,936
Amortization of debt discounts and issuance costs included in interest expense	1,104	103	11,187	403
Interest expense	3,883	154	12,111	610
Income tax provision	(11,422)	(5,682)	(2,477)	(19,778)
EBITDA	$84,541	$69,120	$304,779	$256,653
Write-downs and adjustments to acquisition-related deferred revenue	639	45	2,678	478
Share-based compensation expense	24,366	13,253	104,726	67,365
Acquisition related costs	777	—	23,495	—
COVID-19 incremental costs	—	810	—	1,537
Adjusted EBITDA	$110,323	$83,228	$435,678	$326,033

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of free cash flow
Net cash provided by operating activities	$115,010	$88,761	$371,753	$355,089
Less: additions to property and equipment	(13,149)	(3,626)	(33,919)	(22,690)
Less: capitalized software development costs	(6,727)	(1,460)	(21,693)	(5,776)
Free cash flow	$95,134	$83,675	$316,141	$326,623

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	December 31, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$309,171	$603,623
Accounts receivable, net	521,059	382,319
Short-term investments	52,300	72,187
Prepaid expenses and other current assets	63,664	33,343
Income tax receivable	18,137	21,598
Total current assets	964,331	1,113,070

Accounts receivable, long-term portion	13,937	21,417
Operating lease right-of-use assets	39,720	18,734
Property and equipment, net	181,193	168,004

Other assets:
Software development costs, net	28,489	9,121
Goodwill	2,359,674	838,428
Other intangibles, net	1,052,493	322,068
Non-current investments	46,353	82,640
Other non-current assets	45,971	33,792

Total assets	$4,732,161	$2,607,274

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$278,412	$97,095
Operating lease liabilities	10,560	5,904
Deferred revenue	510,529	461,278
Current portion of term loans	30,000	—
Total current liabilities	829,501	564,277

Revolving line of credit	—	—
Term loans	718,511	—
Convertible senior notes due 2026, net	592,765	—
Deferred revenue, long-term	38	100
Deferred income taxes	228,085	40,507
Operating lease liabilities, long-term	36,336	16,279
Other long-term liabilities	2,893	—
Total liabilities	2,408,129	621,163
Shareholders' equity	2,324,032	1,986,111

Total liabilities and shareholders' equity	$4,732,161	$2,607,274

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$54,782	$54,094	$161,458	$194,820
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	37,760	20,911	135,624	81,657
Share-based compensation expense	24,366	13,253	104,726	67,365
Provision for losses - accounts receivable	2,831	3,517	2,831	3,517
Operating lease right-of-use assets - non cash	3,200	1,549	10,216	5,782
Deferred income tax expense (benefit)	2,410	(5,478)	(13,271)	(7,936)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	(10,339)	915	(29,831)	9,884
Net cash provided by operating activities	115,010	88,761	371,753	355,089

Cash flows from investing activities:
Additions to property and equipment	(13,149)	(3,626)	(33,919)	(22,690)
Purchase of marketable security investments	(1,766)	(45,289)	(77,450)	(156,618)
Proceeds from marketable security investments	16,886	20,948	131,449	82,742
Purchase of equity investment of common shares	—	—	—	(10,000)
Proceeds from the sale of equity investment of preferred shares	—	—	—	15,000
Capitalized software development costs	(6,727)	(1,460)	(21,693)	(5,776)
Cost of acquisitions, net of cash acquired	(1,312)	(1,031)	(2,089,706)	(1,292)
(Increase) decrease in other	(79)	301	384	314
Net cash used by investing activities	(6,147)	(30,157)	(2,090,935)	(98,320)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	—	—	—
Payment on term loans	(87,500)	—	(145,000)	—
Proceeds from term loans	—	—	900,000	—
Proceeds from issuance of convertible senior notes	—	—	600,000	—
Payment of debt issuance costs	—	—	(27,165)	—
Purchase of treasury shares	(2)	—	(12,977)	(15,484)
Payment of contingent consideration	—	—	—	(5,619)
Proceeds from exercise of stock options	50,281	23,631	96,714	124,363
Contributions from employee stock purchase plan	3,401	2,703	13,158	10,912
Net cash (used) provided by financing activities	(33,820)	26,334	1,424,730	114,172

Net increase (decrease) in cash and cash equivalents	75,043	84,938	(294,452)	370,941
Cash and cash equivalents at beginning of period	234,128	518,685	603,623	232,682

Cash and cash equivalents at end of period	$309,171	$603,623	$309,171	$603,623